EXHIBIT 99.1

News Release

NYSE:	BVC
Web Site:	www.bayviewcapital.com
Contact:	John Okubo
(650) 294-7778

FOR IMMEDIATE RELEASE

November 3, 2004

Bay View Capital Corporation Announces Third Quarter Results

     San Mateo, California – Bay View Capital Corporation (the “Company”) today reported a third quarter 2004 net loss of $1.4 million, or $0.22 per diluted share, compared to a second quarter 2004 net loss of $121 thousand, or $.02 per diluted share. Comparable data is not available for the third quarter of 2003 when the Company was using the liquidation basis of accounting. The per share data reflects the 1-for-10 reverse split on June 30, 2004.

Results of Operations

     The Company’s results of operations reflect primarily the results of operations of Bay View Acceptance Corporation (“BVAC”), the Company’s wholly owned indirect auto finance subsidiary. The most important components of the Company’s results of operations are its net interest income, its noninterest income and its noninterest expense.

     Net interest income totaled $3.8 million for the third quarter of 2004 compared to $3.0 million for the second quarter of 2004. The increase in net interest income was primarily the result of decreased interest expense due to the redemption of the Company’s 9.76% Cumulative Capital Securities on June 30, 2004.

     Noninterest income was $1.5 million for the third quarter of 2004 compared to $6.3 million for the second quarter of 2004. The decrease in noninterest income was principally the result of unrealized losses on interest rate swaps used by BVAC. Noninterest income for the third quarter of 2004 reflects $1.4 million of unrealized losses on interest rate swaps, while the second quarter of 2004 included $2.8 million of unrealized gains on interest rate swaps. This volatility is primarily due to decreased intermediate term interest rates during the third quarter of 2004 compared to increases during the second quarter of 2004.

     BVAC employs the interest rate swaps as part of its hedging activity designed to protect the economic value of its warehouse inventory of auto contracts from exposure to rising interest rates. While BVAC’s hedging activity has provided an effective economic hedge since it was commenced in the third quarter of 2003, the unrealized gains or losses from hedging, which are reflected in BVAC’s results of operations as incurred, produce volatility in quarter-to-quarter earnings. For the nine months ended September 30, 2004, BVAC had $1.2 million of unrealized gains on interest rate swaps, reflecting the increase in intermediate term rates that occurred since the beginning of the year.

Financial Condition

     The Company’s total assets were $390.7 million at September 30, 2004, compared to $364.1 million at December 31, 2003, reflecting $111.2 million of net growth in auto loan contracts, partially offset by $50.1 million payoffs on the Company’s auto leasing business.

     At September 30, 2004, the Company had deferred tax assets of approximately $17.7 million, consisting of net deferred tax assets of $39.2 million less a valuation allowance of $21.5 million.

     On September 30, 2004, the Company distributed $16.5 million in cash, or $2.50 per share, to the holders of its stock.

BVAC

     BVAC acquires auto installment contracts from a network of approximately 7,000 manufacturer-franchised and independent auto dealers in 33 states. BVAC has positioned itself in the market as a lender for well-qualified borrowers. While BVAC competes with other lenders for good credit quality auto loans, BVAC offers specialized products such as extended term financing and larger advances for high credit quality customers and uses these products to establish relationships with automobile dealers.

     As previously announced, on September 7, 2004, Prodyodth K. “PK” Chatterjee joined the Company as President and Chief Executive Officer of BVAC and as Executive Vice President and Director of Retail Operations for the Company. “While PK has been with us only a very short time, he has already begun implementation of initiatives to improve production and enhance risk-based pricing,” stated Charles G. Cooper, the Company’s Chief Executive Officer.

     BVAC’s net interest income for the third quarter of 2004 improved to $3.6 million from $3.4 million in the second quarter of 2004, primarily due to an increased inventory of auto contracts. During the third quarter of 2004, BVAC purchased $69.5 million of auto contracts compared to $75.9 million in the second quarter of 2004. BVAC attributes this decline to lower auto sales and aggressive marketing programs launched by auto manufacturers. BVAC’s purchases of auto contracts in the third quarter of 2004 increased 3.9% from purchases of $66.9 million in the third quarter of 2003. For the third quarter of 2004, purchased contract rates averaged 8.06% compared to second quarter rates that averaged 7.86%.

     BVAC’s credit quality indicators also improved in the third quarter of 2004. FICO scores for the quarter averaged 742, compared to an average of 734 for second quarter 2004 production. Net chargeoffs declined to 1.01% of managed contracts in the third quarter of 2004 compared to 1.21% for the second quarter of 2004.

     During the third quarter and first nine months of 2004, BVAC sold $9.3 million and $24.8 million of auto contracts, respectively, on a “whole loan” basis with servicing retained. At September 30, 2004, BVAC was servicing 28,146 auto contracts with an aggregate outstanding balance of $556.8 million compared to 29,057 auto contracts with an aggregate outstanding balance of $561.6 million at June 30, 2004.

Liquidation Activities

     The Company continues to dispose of the assets and satisfy the liabilities it assumed from Bay View Bank, N.A., whose dissolution was effective on September 30, 2003. Since December 31, 2003, $87.9 million of these assets have been liquidated and $51.8 million of liabilities have been discharged. At September 30, 2004, remaining assets to be liquidated, including restricted cash, auto leases, commercial loans and foreclosed real estate, totaled approximately $65.8 million compared to $153.6 million at December 31, 2003. Remaining liabilities to be satisfied, including a $3.6 million financing secured by cash flow from remaining auto leases, totaled $7.3 million at September 30, 2004 compared to $59.0 million at December 31, 2003.

     Nonperforming assets, net of market-to-market valuation allowances, were $5.6 million at September 30, 2004. Total loans that were delinquent 60 days or more were $1.2 million at September 30, 2004.

Other

     During the fourth quarter of 2003, the Company’s Board of Directors amended the Plan of Dissolution and Stockholder Liquidity (the “Plan”), which the Company adopted in October 2002, to become a plan of partial liquidation. As a result, the Company discontinued its use of the liquidation basis of accounting and re-adopted the going concern basis of accounting effective October 1, 2003. Accordingly, the Company is providing the following financial statements herein:

Financial Condition: Consolidated Statements of Financial Condition as of September 30, 2004 and December 31, 2003

Results of Operations / Change in Net Assets: Consolidated Statements of Operations and Comprehensive Loss for the three- and nine-month periods ended September 30, 2004 and the three-month period ended June 30, 2004 and a Consolidated Statement of Changes in Net Assets in Liquidation (Liquidation Basis) for the three- and nine-month periods ended September 30, 2003.

     The Company will host a conference call at 2:00 p.m. PST on November 4, 2004 to discuss its financial results. Analysts, media representatives and the public are invited to listen to this discussion by calling 1-888-793-6954 and referencing the password “BVC.” An audio replay of this conference call will be available through Friday, December 4, 2004 and can be accessed by dialing 1-800-489-7535.

     Bay View Capital Corporation is a financial services company headquartered in San Mateo, California and is listed on the NYSE: BVC. For more information, visit the Company’s website at www.bayviewcapital.com.

Forward-Looking Statements

     All statements contained in this release that are not historic facts are based on current expectations. Such statements are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) in nature and involve a number of risks and uncertainties. Although the Company currently believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated by the forward-looking statements will be realized. For information regarding factors that could cause the results contemplated by the forward-looking statements to differ from expectations, such as the inability to achieve the financial goals of both the Company’s plan of partial liquidation, including any financial goals related to contemplated asset resolution; and the Company’s plan for the continuing operation of the auto business, including the inability to use net operating loss carryforwards that the Company currently has, please refer to the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person. The Company disclaims any obligation to update such forward-looking statements or to announce publicly the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

Bay View Capital Corporation
Consolidated Statements of Financial Condition
(Unaudited)

	September 30,	December 31,
	2004	2003
	(Dollars in thousands)
ASSETS
Cash and cash equivalents:
Cash and due from depository institutions	$6,724	$11,434
Short-term investments	19	129

	6,743	11,563
Restricted cash	32,749	32,240
Securities available-for-sale:
Retained interests in securitizations	24,680	28,590
Mortgage-backed and other securities	—	6,139
Loans held-for-sale:
Installment contracts	129,371	165,874
Other loans	925	12,074
Installment contracts held-for-investment, net	147,703	—
Investment in operating lease assets, net	16,510	66,657
Real estate owned, net	4,179	4,955
Premises and equipment, net	580	371
Repossessed vehicles	500	438
Income taxes, net	16,840	21,031
Goodwill	1,846	1,846
Other assets	8,098	12,340

Total assets	$390,724	$364,118

LIABILITIES AND STOCKHOLDERS’ EQUITY
Borrowings:
Warehouse credit facility	$246,006	$138,221
Other borrowings	3,608	16,055
Junior Subordinated Deferrable Interest Debentures	—	24,784
Other liabilities	11,774	17,500
Liquidation reserve	8,377	11,626

Total liabilities	269,765	208,186

Stockholders’ equity:
Common stock ($.01 par value); authorized, 80,000,000 shares; issued, 2004 – 6,593,870 shares; 2003 – 6,579,333 shares; outstanding, 2004 – 6,590,427 shares; 2003 – 6,575,890 shares	66	658
Additional paid-in capital	124,420	156,588
Accumulated deficit	(3,058)	(673)
Treasury stock, at cost; 2004 – 11,078 shares; 2003 – 3,443 shares	(587)	(587)
Accumulated other comprehensive gain (loss)	118	(54)

Total stockholders’ equity	120,959	155,932

Total liabilities and stockholders’ equity	$390,724	$364,118

Bay View Capital Corporation
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

			For the Nine
			Months
	For the Three Months Ended		Ended
	September 30,	June 30,	September 30,
	2004	2004	2004
	(Dollars in thousands, except per share amounts)
Interest income:
Interest on loans and leases	$5,217	$4,508	$13,880
Interest on mortgage-backed securities	—	2	31
Interest and dividends on investment securities	743	702	2,173

	5,960	5,212	16,084
Interest expense:
Interest on borrowings	2,147	2,163	6,252

	2,147	2,163	6,252
Net interest income	3,813	3,049	9,832
Provision for losses on installment contracts	331	521	852

Net interest income after provision for losses on installment contracts	3,482	2,528	8,980
Noninterest income:
Leasing income	2,510	3,596	11,334
Loan servicing income	720	852	2,519
Unrealized gains (losses) on interest rate swap agreements	(1,433)	2,809	1,162
Unrealized losses on installment contracts and other loans	(249)	(1,100)	(1,354)
Loan fees and charges	239	224	963
Loss on sale of assets and liabilities, net	(367)	(8)	(907)
Other, net	68	(117)	1,168

	1,488	6,256	14,885
Noninterest expense:
General and administrative	6,009	6,146	18,696
Leasing expenses	1,190	2,848	8,705
Real estate owned operations, net	109	(11)	389

	7,308	8,983	27,790
Loss before income tax benefit	(2,338)	(199)	(3,925)
Income tax benefit	(917)	(78)	(1,540)

Net loss	$(1,421)	$(121)	$(2,385)

Basic loss per share	$(0.22)	$(0.02)	$(0.36)

Diluted loss per share	$(0.22)	$(0.02)	$(0.36)

Weighted-average basic shares outstanding	6,588	6,586	6,583

Weighted-average diluted shares outstanding	6,588	6,586	6,583

Net loss	$(1,421)	$(121)	$(2,385)
Other comprehensive income (loss), net of tax:
Change in unrealized gain (loss) on securities available-for-sale, net of tax expense (benefit) of ($254), $(24) and $110 for the three months ended September 30, 2004 and June 30, 2004 and the nine months ended September 30, 2004, respectively	(398)	(38)	172

Other comprehensive income (loss)	(398)	(38)	172

Comprehensive loss	$(1,819)	$(159)	$(2,213)

Bay View Capital Corporation
Consolidated Statement of Changes in Net Assets in Liquidation (Liquidation Basis)
(Unaudited)

	For the Three	For the Nine
	Months Ended	Months Ended
	September 30, 2003	September 30, 2003
	(Dollars in thousands)
Net assets in liquidation at beginning of period	$409,864	$410,064
Pre-tax loss from operations	(2,228)	(4,595)
Changes in estimated values of assets and liabilities	(3,407)	(5,995)
Income tax benefit	4,664	6,252

Net loss from operations	(971)	(4,338)
Other changes in net assets in liquidation (1)	921	4,088

Net assets in liquidation at end of period	$409,814	$409,814

(1)	Primarily represents proceeds from stock options and warrants exercised.

BAY VIEW CAPITAL CORPORATION
SELECTED FINANCIAL DATA
(Unaudited)

				For the Nine	For the Nine
	For the Three Months Ended			Months Ended	Months Ended
	September 30,		September 30,	September 30,	September 30,
	2004	June 30, 2004	2003	2004	2003
			Liquidation	Going Concern	Liquidation
	Going Concern Basis		Basis	Basis	Basis
	(Dollars in thousands)
Selected Results of Operations/Changes in Net Assets in Liquidation Information:
Net interest income (1)	$3,813	$3,049	$2,463	$9,832	$9,540
Provision for losses on installment contracts	(331)	(521)	—	(852)	—
Leasing income	2,510	3,596	8,805	11,334	32,578
Loan servicing income	720	852	1,119	2,519	3,689
Unrealized gains (losses) on interest rate swap agreements	(1,433)	2,809	(1,448)	1,162	(1,448)
Unrealized losses on installment contracts and other loans	(249)	(1,100)	—	(1,354)	—
Loan fees and charges	239	224	270	963	1,007
Gain (loss) on sale of assets and liabilities, net	(367)	(8)	819	(907)	787
Other income, net	68	(117)	193	1,168	474
General and administrative expenses	(6,009)	(6,146)	(7,336)	(18,696)	(26,338)
Leasing expense	(1,190)	(2,848)	(7,009)	(8,705)	(24,421)
Other expense	(109)	11	(104)	(389)	(463)

Pre-tax loss from operations	(2,338)	(199)	(2,228)	(3,925)	(4,595)
Changes in estimated liquidation values of assets and liabilities	—	—	(3,407)	—	(5,995)
Income tax benefit	917	78	4,664	1,540	6,252
Other changes in net assets in liquidation	—	—	921	—	4,088

Change in net assets in liquidation	—	—	$(50)	—	$(250)

Net loss	$(1,421)	$(121)		$(2,385)

	At September 30,		At September 30,
	2004	At June 30, 2004	2003
	Going Concern Basis		Liquidation Basis
	(Dollars in Thousands)
Installment Contracts and Loans Receivable:
Auto installment contracts (2)
Installment contracts held-for-sale	$129,371	$149,637	$122,715
Installment contracts held-for-investment	147,703	102,502	—

Total auto installment contracts	277,074	252,139	122,715

Other loans and leases:
Commercial mortgage loans	—	—	2,642
Franchise loans	593	4,856	23,998
Asset-based loans, syndicated loans, factored receivables and commercial leases	332	456	2,434
Business loans	—	—	4,882

Total other loans and leases	925	5,312	33,956

Installment contracts and loans receivable (3)	$277,999	$257,451	$156,671

Credit Quality (Liquidating Portfolio):
Nonperforming assets – total (4)	$5,104	$5,672	$11,223
Nonperforming assets – franchise	$4,602	$5,045	$8,467
Loans and leases delinquent 60 days or more	$925	$1,418	$1,103
Loans and leases delinquent 60 days or more – franchise	$593	$961	$1,106

BAY VIEW CAPITAL CORPORATION

SELECTED FINANCIAL DATA (continued)
(Unaudited)

	At September 30,		At September 30,
	2004	At June 30, 2004	2003
			Liquidation
	Going Concern Basis		Basis
	(Dollars in thousands, except per share amount)
Per Share Data:
Book value per share (5)	$18.35	$21.17	N/A
Net assets in liquidation per diluted share outstanding (5)	N/A	N/A	$63.60
Other Data:
Full-time equivalent employees, including BVAC	128	128	149

(1)	Effective July 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” and, accordingly, dividend expense on the Capital Securities has been reflected in interest on borrowings.

(2)	Excludes auto-related operating lease assets reported separately from loans and leases totaling $16.5 million, $27.0 million, and $86.3 million at September 30, 2004, June 30, 2004 and September 30, 2003, respectively.

(3)	Includes allowances for mark-to-market valuation reserves and credit losses of $2.0 million, $2.5 million and $11.7 million at September 30, 2004, June 30, 2004 and September 30, 2003, respectively.

(4)	Nonperforming assets include mark-to-market valuation reserves of $1.2 million, $0.8 million and $4.1 million at September 30, 2004, June 30, 2004 and September 30, 2003, respectively.

(5)	Book value per share and net assets in liquidation per diluted share outstanding are presented on a post-reverse stock split basis.

BAY VIEW ACCEPTANCE CORPORATION

	At September 30,		At September 30,
	2004	At June 30, 2004	2003
	Going Concern Basis
	(Dollars in thousands)
Selected Balance Sheet Information:
Cash and cash equivalents	$5,226	$5,345	$6,928
Restricted cash	9,768	8,440	5,394
Retained interest in auto loan securitization	24,680	26,718	29,855
Installment contracts held-for-sale	129,371	149,637	122,715
Installment contracts held-for-investment, net	147,703	102,502	—
Other assets	8,215	7,265	5,982

Total assets	$324,963	$299,907	$170,874

Advances from parent	$4,220	$2,764	$100,982
Warehouse line	246,006	220,941	—
Other liabilities	12,247	12,915	10,335

Total liabilities	262,473	236,620	111,317
Stockholder’s equity	62,490	63,287	59,557

Total liabilities and stockholder’s equity	$324,963	$299,907	$170,874

BAY VIEW ACCEPTANCE CORPORATION (Continued)

				For the Nine	For the Nine
	For the Three Months Ended			Months Ended	Months Ended
	September 30,		September 30,	September 30,	September 30,
	2004	June 30, 2004	2003	2004	2003
	Going Concern Basis
	(Dollars in thousands)
Selected Results of Operations Information:
Interest on auto contracts	$5,170	$4,394	$2,450	$13,477	$8,638
Interest on investment securities	638	652	677	1,956	2,319
Interest expense on borrowings	(2,177)	(1,688)	(1,126)	(5,184)	(2,924)

Net interest income	3,631	3,358	2,001	10,249	8,033
Provision for losses on installment contracts	(331)	(521)	—	(852)	—
Loan servicing income	712	821	1,038	2,472	2,828
Unrealized gains (losses) on interest rate swap agreements	(1,433)	2,809	(1,448)	1,162	(1,448)
Unrealized gains (losses) on installment contracts held-for-sale	181	(1,100)	1,077	(924)	1,082
Loan fees and charges	204	191	208	610	673
Loss on sale of assets, net	(863)	(16)	(218)	(1,318)	(363)
Other income, net	50	(187)	962	126	1,060
General and administrative expenses	(2,668)	(2,746)	(2,949)	(8,324)	(9,550)

Income (loss) before income taxes	(517)	2,609	671	3,201	2,315
Income tax benefit (expense)	166	(1,070)	(280)	(1,359)	(967)

Net income (loss)	$(351)	$1,539	$391	$1,842	$1,348

Selected Production Information:
Dollar value of contracts purchased	$69,474	$75,874	$66,879	$214,658	$212,107
Number of contracts purchased	2,364	2,501	2,316	7,154	7,470
Average balance of contracts purchased	$29.4	$30.3	$28.9	$30.0	$28.4
Weighted-average contract rate	8.06%	7.86%	8.12%	7.94%	8.45%
Average FICO credit score	742	734	734	737	731
Selected Credit Quality Information:
Net chargeoffs on managed contracts for period	$1,409	$1,690	$1,543	$4,838	$5,308
Net chargeoffs as a percentage of average managed contracts (annualized)	1.01%	1.21%	1.07%	1.15%	1.18%
Contracts delinquent 30 days or more as a percentage of managed contracts (as of period-end)	0.30%	0.31%	0.40%	0.30%	0.40%
Average Managed Contracts	$557,744	$559,982	$578,962	$561,332	$601,257

	At September 30,	At June 30, 2004	At September 30,
	2004	2004	2003
	(Dollars in thousands)
Managed Assets:
Total managed contracts	$556,802	$561,585	$573,114
Total number of contracts	28,146	29,057	32,040
Other Data:
Full-time equivalent employees	101	99	105